DT 7-2-14

THIRD AMENDMENT TO LEASE

THIRD AMENDMENT TO LEASE dated as of this 28th day of July, 2014 (the "Amendment"), by and between STONY BROOK ASSOCIATES LLC, a Delaware limited liability company ("Landlord") and CARE.COM, INC., a Delaware corporation ("Tenant").

R E C I T A L S

By Lease dated March 9, 2011, as amended by First Amendment to Lease dated March 21, 2012, and Second Amendment to Lease dated July 12, 2012 (collectively, the "Lease"), Landlord did lease to Tenant and Tenant did hire and lease from Landlord certain premises containing 53,950 square feet of rentable floor area located on the third (3rd) and fifth (5th) floors (the "Premises") in the building known as and numbered 201 Jones Road, Waltham, Massachusetts.

Landlord and Tenant have agreed to terminate the Term of the Lease early with regard to the entire Premises on the terms and conditions set forth herein, and Tenant has determined to lease other space from an affiliate of Landlord, BP Fourth Avenue, L.L.C., at 77 CityPoint, Waltham, Massachusetts (the "New Lease").

In connection with the early termination of the Term of the Lease, Tenant shall be conveying certain property of Tenant to Landlord as set forth herein.

NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby severally acknowledged, and in further consideration of the mutual promises herein contained, Landlord and Tenant, hereby agree to and with each other as follows:

1.
The Lease Term, which but for this Amendment is scheduled to expire on June 30, 2016, is hereby agreed to expire on the Early Expiration Date (as defined below) unless sooner terminated in accordance with the provisions of the Lease as herein amended. Tenant hereby waives all rights to extend the Lease Term and to expand the Premises as may exist in the Lease, it being agreed that the same are null and void and of no further force and effect.

2.
On or before that date (the "Early Expiration Date") which is first to occur of (x) the tenth (10th) day after the Premises A Rent Commencement Date (as such term is defined in the New Lease), or (y) December 31, 2014, Tenant shall quit and vacate the Premises and surrender the same in the condition required by the Lease upon the expiration or earlier termination of the Lease Term. Tenant shall not be required to pay Annual Fixed Rent or Additional Rent under the Lease for the period, if any, between the Premises A Rent Commencement Date (as defined in the New Lease) and the Early Expiration Date, inclusive. If Tenant fails to quit and vacate the Premises in such condition by the Early

DT 7-2-14
Expiration Date, the provisions of Section 9.17 of the Lease shall apply from and after such date.

3.
Landlord and Tenant acknowledge that Landlord is holding a security deposit in the form of (i) a letter of credit in the total amount of $181,713.00 (the "Letter of Credit"), and (ii) cash in the amount of $202,372.00 (the " Cash Security Deposit"), all pursuant to Section

9.19 of the Lease. The parties acknowledge that the current term of the Letter of Credit is scheduled to expire on September 30, 2014 (the "Scheduled LC Expiration Date"), but thereafter automatically renews unless Tenant affirmatively elects to cancel. Landlord agrees that notwithstanding any provision of the Lease to the contrary and provided no Event of Default occurs under the Lease prior to the Scheduled LC Expiration Date, Landlord shall permit Tenant to cancel the Letter of Credit as of the Scheduled LC Expiration Date, and Landlord agrees to return the Letter of Credit to Tenant promptly after the Scheduled LC Expiration Date. Further, Landlord shall, within thirty (30) days of the later of (i) the Early Expiration Date, and (ii) the date Tenant vacates the Premises in accordance with Section 2 above, return the Cash Security Deposit (or the remaining balance thereof) to Tenant.

4.
Tenant acknowledges and agrees that in consideration of the early termination of the Lease Term, Tenant shall convey the items listed on Exhibit A (the "Inventory") to Landlord for $1.00 on the Early Expiration Date, and in connection therewith, Tenant shall deliver a bill of sale for the Inventory to Landlord ("Bill of Sale") in form attached hereto as Exhibit B. Tenant represents and warrants to Landlord that it holds clear title to the Inventory and that it has not granted, and will not grant, any security interest in, or rights to, the Inventory to any other party. Tenant shall not remove the Inventory from the Premises subsequent to the date of this Amendment without Landlord's consent and shall insure the Inventory through the date Tenant vacates the Premises. Tenant shall maintain the Inventory in good condition through the date Tenant vacates the Premises, reasonable wear and tear excepted.

5.
(A) Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Amendment; and in the event any claim is made against Landlord relative to dealings by Tenant with brokers, Tenant shall defend the claim against Landlord with counsel of Tenant's selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B) Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Amendment; and in the event any claim is made against Tenant relative to dealings by Landlord with brokers, Landlord shall defend the claim against Tenant with counsel of Landlord's selection and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.

DT 7 -2 -14

6.
Tenant represents and warrants to Landlord that it holds the entire interest of "Tenant" under the Lease and has not assigned, mortgaged, pledged, hypothecated or otherwise transferred the Lease, or sublet or otherwise transferred all or any portion of the Premises to another party.

7.	Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meanings as are set forth in the Lease.

8.
Except as herein amended the Lease shall remain unchanged and in full force and effect. Except where the context otherwise requires, all references to the "Lease" shall be deemed to be references to the Lease as herein amended.

[Signature Page Follows]

EXECUTED as a sealed instrument as of the date and year first above written.

WITNESS:

By: Jones Road Development Associates LLC, a managing member

By: Boston Properties Limited Partnership, a managing member

By: Boston Properties, Inc.,
Its general partner

By ______________________
Name DAVID C. PROVOST
Title SVP

TENANT:
CARE.COM, INC.

By ______________________
Name J LEAHY
Title PRESIDENT
(OR VICE PRESIDENT)
HERETO DULY AUTHORIZED

ATTEST:

____
Name Diane M. Musi
Title SECRETARY
(ASSISTANT SECRETARY)

By ______________________
Name J LEAHY
Title TREASURER
(OR ASSISTANT TREASURER)
HERETO DULY AUTHORIZED

(CORPORATE SEAL)

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OT 7-2-14

EXHIBIT B BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS:

That Care.com, Inc., a Delaware corporation (hereinafter called "Assignor") for and in consideration of the sum of One and 00/100 Dollars ($1.00) and other good and valuable consideration to Assignor in hand paid by Stony Brook Associates LLC, a Delaware limited liability company (hereinafter called "Assignee"), the receipt and sufficiency of which are hereby acknowledged, has BARGAINED, SOLD and DELIVERED, and by these presents does so BARGAIN, SELL and DELIVER unto Assignee the items identified in Exhibit A attached hereto (the "Inventory").

Assignor represents and warrants to Assignee that (i) Assignor is the owner of the aforesaid Inventory, and (ii) that Assignor has not created or established any chattel mortgages, security agreements, title retention agreements and liens with respect to any of the aforesaid Inventory, which remains in effect as of the date hereof, and shall not create or establish any chattel mortgages, security agreements, title retention agreements and liens with respect to any of the aforesaid Inventory after the date hereof. Subject to the preceding sentence, the Inventory is sold and transferred to Assignee in its existing condition, AS IS, without any representation or warranty by Assignor, including without limitation any representation or warranty as to condition or fitness for use.

IN WITNESS WHEREOF, this instrument is executed effective as of the    day of
----, 2014

ASSIGNOR:

CARE.COM, INC., a Delaware corporation

By:     _ Name:
Title:

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